UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CAMELOT ENTERTAINMENT GROUP INC.

(Name of Registrant as Specified In Its Charter)

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CAMELOT ENTERTAINMENT GROUP, INC.
 130 Vantis, Suite 140
Aliso Viejo, California 92656

Notice of Board of Directors Action by Written Consent

To Stockholders of Camelot Entertainment Group, Inc.:

Camelot Entertainment Group, Inc. ("Camelot") hereby gives notice to its stockholders as follows:

1.  The Board of Directors of Camelot has unanimously adopted and has approved a resolution, attached as Exhibit A hereto, to effect a one-for-one hundred (1:100) reverse stock split of the Common and Preferred Stock of Camelot (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual stockholder shall be rounded up to the first whole integer. The Board believes that the Reverse Split is in Camelot's best interests, principally because it will enable Camelot to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

You have the right to receive this notice if you were a stockholder of record of common stock of Camelot at the close of business on the date of this notice (the "Record Date"). Since the actions have been approved by the Board of Directors, and no stockholder approval was necessary as there will be no change in the Articles of Incorporation of Camelot, no proxies were or are being solicited.

We anticipate the approximate date of mailing to be August 18, 2008. We anticipate that these actions will become effective on or after August 29, 2008.

Aliso Viejo, California
August 15, 2008

/s/ Robert P. Atwell
Robert P. Atwell
President, Chief Executive Officer, Chairman of the Board of Directors

INFORMATION STATEMENT
OF
CAMELOT ENTERTAINMENT GROUP, INC.
130 VANTIS, SUITE 140
ALISO VIEJO, CA 92656
TELEPHONE (949) 334-2950

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about August 18, 2008 to the stockholders of record as of the close of business on August 15, 2008 of the common stock of Camelot Entertainment Group Inc. ("Camelot"). At the record date there were a total of 465,560,665 shares of Camelot’s $0.001 par value common stock issued and/or outstanding, including shares held in reserve by Camelot for funding and other contractual obligations, with each share issued having one vote per share ("Common Stock").

Camelot's board of directors has approved and authorized the action described below. Such approval and consent constitute the approval and consent of a majority of the Board of Director’s and is sufficient under Delaware General Corporation Law and Camelot's by-laws to approve the action. Accordingly, the action will not be submitted to the stockholders of Camelot for a vote, and this Information Statement is being furnished to stockholders of record to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, as well as the requirements of the Delaware General Corporation Laws.

ACTION BY BOARD OF DIRECTORS

GENERAL

Camelot will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Camelot will only deliver one Information Statement to multiple security holders sharing an address unless Camelot has received contrary instructions from one or more of the security holders. Upon written or oral request, Camelot will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

CAMELOT ENTERTAINMENT GROUP INC.
130 VANTIS, SUITE 140
ALISO VIEJO, CA 92656
TELEPHONE (949) 334-2950
Attn: Robert P. Atwell, Chairman

INFORMATION ON CONSENTING DIRECTORS

Pursuant to Camelot’s by-laws and the Delaware General Corporation Laws, a vote by the members of at least a majority of Camelot's Board of Director’s is required to effect the action described herein.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of August 15, 2008, certain information regarding the ownership of Camelot’s capital stock by Camelot's Board of Director’s, executive officers and each person who is known to Camelot to be a beneficial owner of more than 5% of Camelot’s Common Stock. Unless otherwise indicated below, to Camelot’s knowledge, the persons listed below have sole voting and investing power with respect to his or her shares of Common Stock, except to the extent authority is shared by spouses under applicable community property laws.

As of August 15, 2008, there were 465,560,665 shares of Common Stock held by 117 stockholders of record. Of these shares, 135,833,333 shares of Common Stock are being held by Camelot in reserve for funding and other contractual obligations. As a result, there are 329,727,332 shares of Common Stock considered to be issued and outstanding.

Name of Beneficial Owner	Shares Beneficially Owned	Percent

Robert P. Atwell, Inc. (1) 130 Vantis, Suite 140 Aliso Viejo, CA 92656	67,541,171	15%
Scorpion Bay, LLC (2) 5566 Valerio Trail San Diego, CA 92130	62,421,000	13%
George Jackson (3) 130 Vantis, Suite 140 Aliso Viejo, CA 92656	23,559,955	5%

TOTAL 5% Stockholders as a Group	153,522,126	33%

1) Includes all shares owned and or under the control of the Beneficial Owner. Robert P. Atwell is the owner of The Atwell Group, Inc. and other entities that have holdings in Camelot. Mr. Atwell is an officer and a director of Camelot.

(2) Includes all shares owned and or under the control of the Beneficial Owner. Timothy Wilson is the owner of Scorpion Bay, LLC. And other entities that have holdings in Camelot.
(3) Includes all shares owned and or under the control of the Beneficial Owner. Mr. Jackson is an officer and director of Camelot.

Securities Ownership of Management

Common Stock

The following table sets forth as of August 15, 2008, certain information, based on information obtained from the persons named below, with respect to the securities ownership of the common stock by Management. Management owns 20%, or 91,101,126 shares, of the Company’s common stock.

Name of Beneficial Owner	Shares Beneficially Owned	Percent (6)

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	67,541,171	15%
George Jackson (2) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	23,559,955	5%

Totals:	91,101,126	20%

Note (1): Includes direct and indirect affiliate ownership.
Note (2): Includes direct and indirect affiliate ownership.
Note (3): Based on 465,560,665 shares issued as of 8/15/08.

The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right.

All shares are held beneficially and of record and each record stockholder has sole voting and investment power. The address at which each Executive Officer and Director can be reached is the Company's headquarters.

Preferred Stock

The following table sets forth as of August 15, 2008, certain information, based on information obtained from the persons named below, with respect to the securities ownership of preferred stock by Management. Management owns 60%, or 23,682,047 shares, of the Company’s preferred stock.

As of August 15, 2008, we had three classes of preferred stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

On August 15, 2008, there were 9,650,957 shares outstanding of our $0.001 par value Series B Convertible Preferred Stock. The Series B Preferred converts to 10 shares of common stock for every one share of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 1,000 votes. Series B Preferred ranks superior to all other classes of stock.

On August 15, 2008, there were 24,751,090 shares outstanding of our $0.001 par value Series A Convertible Preferred Stock. The Series A Preferred converts to 4 shares of common stock for every one share of Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 50 votes. Series A Preferred ranks superior to our common stock and ranks junior to our Series B Preferred Stock.

On August 15, 2008, there were 5,150,000 shares outstanding of our $0.001 par value Series C Convertible Preferred Stock. The Series C Preferred converts to 1 share of common stock for every one share of Series C Preferred Stock. Each share of Series C Preferred Stock is entitled to 1 vote. Series C Preferred ranks superior to our common stock and ranks junior to our Series A and Series B Preferred Stock.

Name of Beneficial Owner	Series A Preferred Shares Beneficially Owned	Percent

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	12,501,090	51%
Timothy Wilson (2) 5566 Valerio Trail San Diego, CA 92130	11,250,000	45%
George Jackson (3) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,000,000	4%

Totals:	24,751,090	100%

Note (1): Includes shares held directly and indirectly. Converts to 50,004,360 common shares. Equals 625,054,500 votes.
Note (2): Includes shares held directly and indirectly. Converts to 45,000,000 common shares. Equals 562,500,000 votes.

Note (3): Includes shares held directly and indirectly. Converts to 4,000,000 common shares. Equals 50,000,000 votes.

Name of Beneficial Owner	Series B Preferred Shares Beneficially Owned	Percent

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	6,080,957	63%
Timothy Wilson (2) 5566 Valerio Trail San Diego, CA 92130	2,570,000	27%
George Jackson (3) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,000,000	10%

Totals:	9,650,957	100%

Note (1): Includes shares held directly and indirectly. Converts to 60,809,570 common shares. Equals 6,080,957,000 votes.
Note (2): Includes shares held directly and indirectly. Converts to 25,700,000 common shares. Equals 2,570,000,000 votes.

Name of Beneficial Owner	Series C Preferred Shares Beneficially Owned	Percent

Robert P. Atwell (1) Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	3,000,000	58%
Timothy Wilson (2) 5566 Valerio Trail San Diego, CA 92130	1,050,000	20%
George Jackson (3) Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	100,000	2%
Others (4) Totals:	1,000,000 5,150,000	20% 100%

Note (1): Includes shares held directly and indirectly. Converts to 3,000,000 common shares. Equals 3,000,000 votes.
Note (2): Includes shares held directly and indirectly. Converts to 1,050,000 common shares. Equals 1,000,000 votes.
Note (3): Includes shares held directly and indirectly. Converts to 100,000 common shares. Equals 100,000 votes.
Note (4): Includes shares held directly and indirectly. Converts to 1,000,000 common shares. Equals 1,000,000 votes.

Voting Rights of Management and Beneficial Owners of 5% or More of the Common Stock

The following table shows the total voting rights of management and beneficial owners of 5% or more of common stock on items that are presented to stockholders at annual and special meetings of the stockholders which require stockholder approval.

Name of Beneficial Owner (1)	Total Votes	Percent

Robert P. Atwell Chairman, President, CEO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	6,776,552,671	60.379%
Timothy Wilson 130 Vantis, Suite 140 Aliso Viejo, CA 92656	3,195,971,000	28.476%

George Jackson Secretary, CFO 130 Vantis, Suite 140 Aliso Viejo, CA 92656	1,073,659,955	9.566%

All Other Common Stockholders (2)	177,205,206	1.579%

Totals:	11,223,388,832	100%

Note (1): Includes direct and indirect affiliate ownership.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING BOARD MEMBERS

The following action was taken based upon the unanimous recommendation of Camelot's Board of Directors (the "Board"):

ACTION I
REVERSE STOCK SPLIT

MATERIAL TERMS OF THE REVERSE SPLIT

The Board has unanimously adopted and has approved a resolution, attached as Exhibit A hereto, to effect a one-for-one hundred (1:100) Reverse Split of the Common and Preferred Stock of Camelot.  The resulting share ownership interest including resulting fractional shares for each individual stockholder shall be rounded up to the first whole integer. The Board believes that the Reverse Split is in Camelot's best interests, principally because it will enable Camelot to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

The immediate effect of the Reverse Split will be to reduce the total number of shares of Camelot Common Stock from approximately 465,560,665 shares to approximately 4,655,606 shares of Common Stock issued and outstanding. The total number of shares of Camelot Preferred Stock will be reduced from approximately 39,552,047 shares to approximately 395,520 shares of Preferred Stock issued and outstanding The Company's authorized number of Common Stock, 500,000,000 shares, par value $0.001, and preferred stock, 50,000,000 shares, par value $0.001, will remain the same after the Reverse Split.

The Reverse Split will affect all of the holders of Camelot's Common and Preferred Stock uniformly and will not materially affect any stockholder's percentage ownership interest in Camelot or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.

The Reverse Split is expected to become effective on or about August 29, 2008 (the "Effective Date"). The Reverse Split will take place on the Effective Date without any action on the part of the holders of Camelot's Common or Preferred Stock and without regard to current certificates representing shares of Camelot's Common or Preferred Stock being physically surrendered for certificates representing the number of shares of Camelot Common or Preferred Stock each stockholder is entitled to receive as a result of the Reverse Split.

No fractional shares will be issued in connection with the Reverse Split. Any fractional share will be rounded up to the first whole integer.

The Board resolution granting the authority to effect a one-for-hundred (1:100) reverse stock split of the Common Stock of Camelot is attached hereto as Exhibit A.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the shares of Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code.

Holders of Common and Preferred Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.  The Company expects that the Reverse Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code. No gain or loss will be recognized by Camelot in connection with the Reverse Split. No gain or loss will be recognized by a stockholder who exchanges all of his shares of pre-reverse Common or Preferred Stock solely for shares of post-reverse Common or Preferred Stock. The aggregate basis of the shares of the Common or Preferred Stock to be received in the Reverse Split will be the same as the aggregate basis of the shares of Common or Preferred Stock surrendered in exchange. The holding period of the shares of Common or Preferred Stock to be received in the Reverse Split will include the holding period of the shares of Common or Preferred Stock surrendered in exchange.

Camelot's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF CAMELOT COMMON OR PREFERRED STOCK IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

(Remainder of Page Left Intentionally Blank)

Additional information for our stockholders:

Why have I received these materials?

Camelot is required under the Securities and Exchange Act of 1934, as amended, to deliver this information statement to all stockholders of Camelot in order to inform them that the Board of Directors have taken certain actions that affect the Company.  As a result, this information statement is being sent to you because you are a holder of Common or Preferred stock in Camelot.

What action did the Board of Directors take?

The Board has unanimously adopted and has approved a resolution, attached as Exhibit A hereto, to effect the Reverse Split.  The resulting share ownership interest including resulting fractional shares for each individual stockholder shall be rounded up to the first whole integer. The Board believes that the Reverse Split is in Camelot's best interests, principally because it will enable Camelot to issue additional shares in connection with necessary financings and/or other business transactions related to its ongoing efforts to implement its business plan.

Why is it that the Board of Directors can do these things without having to hold a meeting or having to send out proxies to all stockholders?

The Articles of Incorporation and Bylaws of Camelot and Delaware law provide that any corporate action that does not require a vote of the stockholders may be taken by the Board of Directors without a meeting or vote of stockholders as long as a majority of the Board of Directors approve and authorize the action during a regular or special meeting or with the written consent of the Board of Directors.

Is it necessary for me to do anything?

No. No other votes are necessary or required. Camelot anticipates that the actions contemplated as a result of the Board of Director’s authorization will be filed with the Secretary of State of the State of Delaware on or after August 15, 2008. Camelot also anticipates that the actions taken will become effective on or about August 29, 2008.

Who is paying for the mailing of this information statement?

Camelot will pay the costs of preparing and sending out this information statement. It will be sent to all common and preferred stockholders by regular mail. Camelot may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of Common and Preferred Stock.

Can I object to the actions taken by the Board of Directors?

Delaware law does not provide for dissenter's rights in connection with the Board of Director’s authorization to institute a reverse split of the Common and Preferred Stock.

Where can I get copies of this information statement or copies of Camelot’s annual report?

Copies of this information statement and Camelot’s  most recent annual report filed with the Securities and Exchange Commission (SEC) on Form 10-KSB and most recent interim report filed with the SEC on Form 10-Q are available to stockholders at no charge upon request directed as follows:

Camelot Entertainment Group, Inc.
Attn:  Stockholder Relations
130 Vantis, Suite 140
Aliso Viejo, California 92656
www.camelotfilms.com

How do I know that the Board of Director members voting to reverse the Common and Preferred Stock held more than a majority of the Board of Director votes?

On August 15, 2008, the date of the written consent to action by the Board of Directors, both of our current Board of Director members approved the action. These Board of Director members, representing more than a majority of Camelot’s Board of Directors, have executed and delivered written consents to the actions set forth herein.

Who are the Board of Director members who voted to reverse the Common and Preferred stock of Camelot?

Robert P. Atwell, Chairman, CEO

George Jackson, Secretary, CFO

Who was entitled to vote to reverse the Common and Preferred Stock of Camelot?

The members of the Board of Directors. As a result of this action, there are no changes being made to the capital structure of Camelot, no amendment to the articles of incorporation or change in the par value of either the Common or the Preferred Stock.

Who is entitled to receive notice of these actions by the Board of Directors?

Every person or entity who owned common stock in Camelot as of August 15, 2008 is entitled to receive a copy of this information statement. This date is called the Record Date and was set by the Board of Directors of Camelot.

What consent was required in order to implement a reverse of the Common and Preferred Stock of Camelot?

The action discussed herein to reverse split the Common and Preferred Stock of Camelot requires the consent of holders of the majority of the Board of Directors. A majority means one vote more than 50% of the number of board members eligible to vote. Since the Board of Director member’s who acted by written consent to authorize the reverse split held a majority of the vote, they could do this without a meeting by consent and then inform you of this action.

What actions were taken by the Board of Directors?

There was one action taken. It was as follows:

Action No. 1:

Subject to and in compliance the Delaware General Corporation Laws, it is deemed to be in the best interests of the Corporation and its stockholders that a record date for the Reverse Stock Split be set as August 15, 2008 (the "Record Date"), such that all persons holding shares of Common Stock on the Record Date shall have their shares of Common and Preferred Stock split applying a ratio of 1 to 100 and that an effective date for the Reverse Split be set on or about August 29, 2008; and that every 100 issued and outstanding shares of Common Stock be and hereby are automatically split into 1 share of Common Stock, respectively, and the resultant share ownership be rounded up to the first whole integer; and that every 100 issued and outstanding shares of Preferred Stock be and hereby are automatically split into 1 share of Preferred Stock, respectively, and the resultant share ownership be rounded up to the first whole integer; and that no fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the nearest first integer whole share. In plain English rounded up to the nearest whole share.

Why is Camelot implementing the Reverse Split of its Common and Preferred Stock?

Currently, Camelot has 465,560,665 shares of Common Stock issued and/or outstanding and 39,572,047 shares of Preferred Stock issued and outstanding.

Camelot is reversing the stock because it believes that the decrease in Common and Preferred Stock outstanding will provide it greater flexibility with respect to its capital structure for such purposes as additional equity financing, stock based acquisitions and issuance of stock in accordance with our business model as described in our annual report filed with the Securities and Exchange Commission on April 15, 2008.

What effect will the Reverse Split have on my stock?

The terms of the shares of new Common and Preferred Stock will be identical to those of the currently outstanding shares of Common and Preferred Stock. However, because holders of Common and Preferred Stock have no preemptive rights to purchase or subscribe for any unissued stock of Camelot, the issuance of additional shares of Common and Preferred Stock following the Reverse Split will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common and Preferred Stock. The relative rights and limitations of the shares of Common and Preferred Stock will remain unchanged under this action. The tax basis for your Common or Preferred Stock will remain the same upon the effectiveness of the reverse split.

As of the Effective Date, a total of 4,655,606 shares of Camelot's currently authorized 500,000,000 shares of Common Stock will be issued and/or outstanding. A total of 395,520 shares of Preferred Stock will be issued and outstanding. The availability of authorized but unissued shares of Common Stock would enable Camelot, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The decrease in the number of shares of Common and Preferred Stock issued and/or outstanding could have a number of effects on Camelot's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The effect of the reverse could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Camelot more difficult. For example, additional shares could be issued by Camelot so as to dilute the stock ownership or voting rights of persons seeking to obtain control of Camelot. Similarly, the issuance of additional shares to certain persons allied with Camelot's management could have the effect of making it more difficult to remove Camelot's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of Camelot, and this action is not being taken with the intent that it be utilized as a type of anti-takeover device.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common or Preferred Stock that may be issued in the future, and therefore, future issuances of Common or Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

What effect will the decrease in the issued and outstanding Preferred Stock have on my Common Stock?

As of the Effective Date, a total of 395,520 shares of Camelot's currently authorized 50,000,000 shares of Preferred Stock are issued and outstanding. The actions taken by the Board of Directors hereunder will increase the number of authorized shares of "blank check" preferred stock available to be issued by Camelot in the future.

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board of Directors of Camelot upon issuance. The authorization of such blank check preferred stock permits the Board of Directors to authorize and issue preferred stock from time to time in one or more series. To date, Camelot has not created and issued three series of preferred stock, Series A, Series B and Series C.

Subject to the provisions of Camelot's Articles of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors is required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Camelot and its stockholders. The reverse split authorized by the Board of Directors gives the Board of Directors flexibility, without further stockholder action, to issue additional preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of Camelot and its stockholders.

The action taken by the Board of Directors will provide Camelot with increased financial flexibility in meeting future capital requirements by making available additional shares of Preferred Stock, as it will allow more preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by Camelot, or issuance as part or all of the consideration required to be paid by Camelot for officers and directors, employees, consideration to be paid in connection with our business model, vendors, acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of Camelot by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Camelot. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Camelot by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Camelot by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.

Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Forward-Looking Statements

The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are "forward-looking statements". Terms such as "anticipates", "believes", "estimates", "expects", "plans", "predicts", "may", "should", "will", the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: our reliance on certain major clients; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on our labor force; reliance on technology; telephone and internet service dependence; the ability, means, and willingness of financial markets to finance our operations; and other operational, financial or legal risks or uncertainties detailed in our SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new expectations, conditions or circumstances, or otherwise.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room, 100 F Street, NE, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov. You should rely only on the information contained in, or incorporated by reference as an Annex to, this Information Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than August 15, 2008, or such earlier date as is expressly set forth herein.

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EXHIBIT A

WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
CAMELOT ENTERTAINMENT GROUP, INC.
a Delaware Corporation

The undersigned, being all of the members of the Board of Directors of Camelot, Entertainment Group, Inc., a Delaware corporation (the "Corporation"), acting pursuant to the authority granted by the Delaware General Corporation Laws and the by-laws of the Corporation, do hereby adopt the following resolutions by written consent as of this 15th day of August 2008:

REVERSE STOCK SPLIT

WHEREAS, the undersigned have determined, after reviewing the number of currently issued and outstanding shares of Common and Preferred Stock of the Corporation, that it is in the best interests of the Corporation and its stockholders that every hundred (100) issued and outstanding shares of Common and Preferred Stock of the Corporation be automatically split into 1 share of Common and Preferred Stock, respectively (the "Reverse Split"). The resulting share ownership interest including resulting fractional shares for each individual stockholder shall be rounded up to the first whole integer.

WHEREAS, subject to and in compliance the Delaware General Corporation Laws, it is deemed to be in the best interests of the Corporation and its stockholders that a record date for the Reverse Stock Split be set as August 15, 2008 (the "Record Date"), such that all persons holding shares of Common Stock on the Record Date shall have their shares of Common and Preferred Stock split applying a ratio of 100 to 1 and that an effective date for the Reverse Split be set on or about August 29, 2008;

NOW, THEREFORE, BE IT RESOLVED, that every 100 issued and outstanding shares of Common Stock be and hereby are automatically split into 1 share of Common Stock, respectively, and the resultant share ownership be rounded up to the first whole integer; and

RESOLVED FURTHER, that every 100 issued and outstanding shares of Preferred Stock be and hereby are automatically split into 1 share of Preferred Stock, respectively, and the resultant share ownership be rounded up to the first whole integer; and

RESOLVED FURTHER, that the Record Date be, and hereby is approved; and

RESOLVED FURTHER, that no fractional shares of Common Stock of the Corporation shall be issued. No stockholder of the Corporation shall transfer any fractional shares of Common Stock of the Corporation. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock of the Corporation. Instead, any fractional share shall be rounded to the nearest first integer whole share. In plain English rounded up to the nearest whole share; and

RESOLVED FURTHER, that, subject to the foregoing, the secretary or other appropriate officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to direct the Corporation’s transfer agent to record the appropriate number of shares of Common and Preferred Stock held by each stockholder after giving effect to the Reverse Split and to take such further action as such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors of this Corporation. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

/s/ George Jackson	/s/ Robert Atwell,
George Jackson, Director	Robert Atwell, Director